EXHIBIT 23




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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 22, 1997, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of TF Financial Corporation and Subsidiaries on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of TF Financial Corproation and Subsidiaires on Forms S-8 (File No. 33-87176, effective December 7, 1994), and File No. 33-09235, effective July 31, 1996).




/s/ Grant Thornton LLP


Philadelphia, Pennsylvania
March 26, 1997